UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  July 13, 2011

-------------------------------------------------------------------------------------

JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events.

On July 13, 2011, the Company issued a press release announcing a share repurchase program, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

As described in Item 8.01 of this Current Report on Form 8-K, the following Exhibit is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

99.1 Jewett-Cameron Trading Company, Ltd. press release announcing its share repurchase program, dated July 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/ "Donald M. Boone"

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: July 13, 2011

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/ "Murray G. Smith"

Name: Murray G. Smith

Title: Chief Financial Officer

EXHIBIT INDEX

_________________________________________________

EXHIBIT NO.

DESCRIPTION

99.1

Press Release of Jewett-Cameron Trading Company Ltd. dated July 13, 2011

Jewett-Cameron Trading Company Ltd. Authorizes Share Repurchase Plan

North Plains, Oregon  July 13, 2011 – Jewett-Cameron Trading Company Ltd. ("Jewett-Cameron") (NASDAQ:JCTCF; TSX:JCT) today is pleased to announce that its Board of Directors has authorized the implementation of a share repurchase plan to purchase for cancellation up to 300,000 common shares through facilities of the NASDAQ Stock Market (“NASDAQ”).  This amount represents approximately 16% of the approximately 1.9 million common shares outstanding.  During 2010 and 2011 year-to-date, the Company repurchased 472,020 shares under prior formal plans of repurchase.

Transactions may involve the Jewett-Cameron Trading Company Ltd. Employee Stock Ownership Plan.  Transactions may also involve Jewett-Cameron insiders or their affiliates executed in compliance with Jewett-Cameron’s Insider Trading Policy.

The share repurchase plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934, which contains restrictions on the number of shares that may be purchased on a single day, subject to certain exceptions for block purchases, based on the average daily trading volumes ("ADTV") of Jewett-Cameron's shares on NASDAQ.  Purchases shall be limited to one “Block” purchase per week in lieu of the 25% of ADTV limitation for compliance with Rule 10b-18(b)(4). A “block” as defined under Rule 10b-18(a)(5) means a quantity of stock that, among other things, is at least 5,000 shares and has a purchase price of at least US$50,000.

This share repurchase plan may commence on July 25, 2011 and will remain in place until October 21, 2011 but may be limited or terminated at any time without prior notice.

The share repurchase program was approved by the Company's Board of Directors as part of its ongoing consideration of alternative ways to leverage the Company’s strong cash position. The Board of Directors believes that a share repurchase program at this time is in the best interests of the Company and its shareholders, and will not impact the Company's ability to execute its growth plans.

About Jewett-Cameron Trading Company Ltd.

Jewett-Cameron Trading Company Ltd. was incorporated in British Columbia on July 8, 1987 as a holding company for Jewett-Cameron Lumber Corporation (“JCLC”), incorporated September 1953.  Jewett-Cameron Trading Company, Ltd. acquired all the shares of JCLC through a stock-for-stock exchange on July 13, 1987, and at that time JCLC became a wholly owned subsidiary.  JCLC has the following wholly owned subsidiaries. MSI-PRO Co. (“MSI”), incorporated April 1996, Jewett-Cameron Seed Company, (“JCSC”), incorporated October 2000, and Greenwood Products, Inc. (“Greenwood”), incorporated February 2002.  Jewett-Cameron Trading Company, Ltd. and its subsidiaries (the “Company”) have no significant assets in Canada.

The Company, through its subsidiaries operates out of facilities located in North Plains, Oregon and the vicinity of Portland, Oregon.  JCLC’s business consists of warehouse distribution and direct sales of wood products and specialty metal products to home centers and other retailers located primarily in the United States.  Greenwood is a processor and distributor of industrial wood and other specialty building products principally to customers in the marine and transportation industries in the United States.  MSI is an importer and distributor of pneumatic air tools and industrial clamps in the United States.  JCSC is a processor and distributor of agricultural seeds in the United States.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, certain statements and expectations regarding the asset acquisition, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Jewett-Cameron’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Donald Boone

President/CEO, Jewett-Cameron Trading Company Ltd.

(503) 647-0110